Exhibit 15.2

ZIV HAFT Certified Public Accountants (Isr.)	Head Office: Amot Bituach House Building B 46-48 Menachem Begin Road, Tel-Aviv 66184 Tel: +972 3 638 6868 Fax: +972 3 639 4320 E-mail: zivhaft@bdo.co.il www.bdo.co.il

Board of Directors
Lumenis Ltd.
Yokneam, Israel

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement (333-148460) on Form S-8 of Lumenis Ltd., of our report dated June 25, 2008 with respect to the consolidated balance sheet of Lumenis Ltd. and its subsidiaries as of December 31, 2007 and the related consolidated statements of operations, changes in shareholders’ equity (capital deficiency) and cash flows for both of the years in the two-year period ended December 31, 2007, which report appears in the annual report on Form 20-F of Lumenis Ltd. for the year ended December 31, 2008.

/s/ Ziv Haft —————————————— Ziv Haft Certified Public Accountants (Isr.) A BDO member firm

Tel Aviv, Israel
June 29, 2009